Exhibit 10.2

Execution Version

$15,000,000 of 9.00% Convertible Senior Notes due 2028

issued by

Karyopharm Therapeutics Inc.

NOTE PURCHASE AGREEMENT

October 7, 2025

To:

The Note Purchasers listed in Exhibit A hereto

Dear Sirs or Madams:

1.	Introductory

1.1

Karyopharm Therapeutics Inc., a Delaware corporation (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers listed in Exhibit A hereto (collectively, the “Note Purchasers” and each, a “Note Purchaser”), $15.0 million aggregate principal amount of its 9.00% Convertible Senior Notes due 2028 (the “Notes”) that will be convertible into shares (the “Underlying Shares” and, together with the Notes, the “Offered Securities”) of common stock of the Issuer, par value $0.0001 per share (the “Stock”), or pre-funded warrants to purchase Stock, in amounts as determined as set forth herein, to be issued under an indenture to be dated October 10, 2025 (as amended, amended and restated, novated, supplemented or otherwise modified from time to time, the “Indenture”), between, inter alios, the Issuer and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), substantially in the form set forth in Exhibit D hereto. The placement of the Offered Securities with the Note Purchasers (the “Private Placement”) as contemplated in this purchase agreement (this “Agreement”) is expected to occur substantially concurrently with certain other transactions in relation to the recapitalization of the Issuer’s capital structure (the “Recapitalization”), including, among other transactions, (i) the exchange of (a) $100.978 million in aggregate principal amount of its outstanding 6.00% convertible senior notes due 2029 (the “Old Notes”) and warrants to purchase Stock originally issued on May 13, 2024 for (b) a new series of 9.00% convertible senior notes due 2029 that will be convertible into Stock (the “Exchange Notes”) and warrants to purchase shares of Stock (together, the “Exchange”); (ii)(x) the exchange of $24.25 million in aggregate principal amount of its outstanding 3.00% convertible senior notes due 2025 (the “Existing 2025 Convertible Notes”) for shares of Stock and new warrants to purchase shares of Stock (the “SUN Equitization”) and (y) the incurrence of indebtedness representing the aggregate principal amount of Existing 2025 Convertible Notes outstanding upon consummation of the SUN Equitization in an amount not to exceed $250,000 and the repayment thereof (and accrued and unpaid interest thereon) at maturity; (iii) the exchange of $15.0 million in aggregate principal amount of its outstanding 6.00%

convertible senior notes due 2029 for shares of Stock (the “Equitization”); (iv) the amendment of that certain credit and guarantee agreement originally dated as of May 8, 2024 (as amended, restated, amended and restated or otherwise modified from time to time, the “Amendment”), by and among, inter alios, the Issuer, as borrower and certain of its subsidiaries from time to time party thereto as guarantors and each lender from time to time party thereto (as so amended, the “Amended Credit Agreement”); (v) the sixth amendment (the “RIFA Amendment”) of the facility provided pursuant to that certain Revenue Interest Financing Agreement, dated September 14, 2019 (as amended, restated, amended and restated or otherwise modified from time to time), by and among, inter alios, the Issuer, and each investor from time to time party thereto; (vi) the exchange agreements entered into in connection with foregoing clauses (i), (ii) and (iii); (vii) the payment of certain fees (a) in warrants to purchase Stock in connection with the Amendment and (b) in cash or in the form of Stock or pre-funded warrants to purchase Stock in connection with the Exchange, the Equitization, the Private Placement and the Amendment, in each case pursuant to that certain “Fee Agreement Pursuant to Transaction Documents” letter dated as of the date hereof; (viii) the payment of certain fees in cash or in the form of Stock or pre-funded warrants to purchase Stock in connection with the RIFA Amendment pursuant to that certain “Fee Agreement Pursuant to Sixth Amendment to Revenue Interest Financing Agreement” letter dated as of the date hereof; and (ix) the issuance of shares of Stock and warrants to purchase Stock pursuant to that certain securities purchase agreement dated October 7, 2025, by and among the Company and the other parties thereto (collectively, together with the Private Placement, the “Recapitalization Transactions”) and (x) all other transactions contemplated by the foregoing clauses and effective on or about the Closing Date. For the avoidance of doubt, each reference in this Agreement to “Note Purchasers” or “Note Purchaser” shall be deemed to be a reference to each of the funds and accounts listed in Exhibit A hereto.

1.2

The Note Purchasers understand that the Private Placement is being made without registration under the U.S. Securities Act of 1933 as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Private Placement is only being made with investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

1.3

The Notes and the guarantees of the Notes by each of the Guarantors (as defined in the Indenture, the “Guarantors”) as set forth in the Indenture (the “Guarantees” and, together with the Offered Securities, the “Securities”) will be secured by a second-priority lien, subject to the first priority liens made in connection with the Term Loan (as defined in the Indenture) and any other Permitted Liens (as defined in the Indenture), pursuant to the terms of the Indenture and a Pledge and Security Agreement (the “Security Agreement”), to be dated as of the Closing Date (as defined herein), between the Issuer, the Guarantors party thereto and the Collateral Trustee (as defined in the Indenture), on substantially all of the assets of the Issuer and the Guarantors, now owned or hereafter acquired by the Issuer and any Guarantor, subject to certain exceptions described in the Indenture and the Security Agreement. Pursuant to the terms of the Intercreditor Agreement (as defined in the Indenture), the Notes will have priority to the Exchange Notes in respect of the proceeds of any enforcement or distressed disposal. The Issuer will also be entering into a Registration Rights Agreement, substantially in the form set forth in Exhibit E hereto (the “Registration Rights Agreement” and, together with the Indenture and the Security Agreement the “Transaction Documents”), to be dated as of the Closing Date, with the Note Purchasers and other parties thereto.

2.	Representations and Warranties Relating to the Issuer. The Issuer represents and warrants to the Note Purchasers, on behalf of itself and each of the Guarantors, if any, that:

2.1

Organization. The Issuer and each of the Guarantors is duly organized and validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Issuer and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, unless the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the Issuer and the Guarantors taken as a whole.

2.2	Due Authorization. This Agreement has been duly authorized, executed and delivered by the Issuer.

2.3

New Securities. The Notes have been duly authorized by the Issuer and, when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Note Purchasers in accordance with the terms of the Private Placement, will be validly issued and delivered, will constitute valid and binding obligations of the Issuer and each of the applicable Guarantors and will be entitled to the benefits of the Indenture, enforceable against the Issuer and each such Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except insofar as enforceability of indemnification or contribution provisions may be limited by applicable law or public policy (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the Notes (including the principal amount of Notes expected to be issued as PIK Interest (as defined in the Indenture) pursuant to Section 2.03(d) of the Indenture and assuming settlement in shares of Stock to the maximum extent permitted by the Indenture and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Issuer and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares, will not be subject to any pre-emptive, participation, rights of first refusal or similar rights. On or prior to 10:30 am ET on the second (2nd) business day after the date of this Exchange Agreement, a Listing of Additional Shares notification form covering the Underlying Shares shall have been submitted to the Nasdaq Stock Market.

2.4

Transaction Documents. The Issuer and each Guarantor, as applicable, has all requisite corporate power and authority to perform its obligations under each Transaction Document, to the extent applicable. Each Transaction Document has been duly authorized by the Issuer and each Guarantor, as applicable, and will have been duly executed and delivered by the Issuer and each Guarantor, as applicable, on or prior to the Closing Date. Assuming due authorization, execution and delivery by the other parties thereto, each Transaction Document, upon execution and delivery thereof by the Issuer and each Guarantor, as applicable, will constitute the valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

2.5

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Note Purchasers and each other investor executing any note purchase agreement in connection with the Private Placement, (1) the issuance of the Securities in connection with the Private Placement pursuant to this Agreement is exempt from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act; (2) when issued to a Note Purchaser, the Notes will include the legend regarding restrictions on transfer set forth in the form attached to the Indenture; and (3) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

2.6

New Class. The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

2.7

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Issuer and the Guarantors, as applicable, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and any issuance of Underlying Shares, and the granting of any liens or other security interests to be granted by the Issuer or the Guarantors pursuant to the Indenture and Security Agreement, as applicable, will not: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound or to which any of the property or assets of the Issuer or any Guarantor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Issuer or any Guarantor or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Issuer or any Guarantor or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Issuer and the Guarantors taken as a whole or a material adverse effect on the performance by the Issuer and the Guarantors on their obligations under any Transaction Document or the consummation of any of the transactions contemplated hereby or thereby.

2.8

Governmental Authorizations. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Issuer and the Guarantors taken as a whole: (a) the Issuer and the Guarantors possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the “Required Authorizations”), none of the Issuer nor any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such Required Authorizations and all Required Authorizations are valid and in full force and effect, and (b) no authorization of, or registration, notice or filing with, any governmental authority is required for (i) the execution, delivery and performance of any of the Transaction Documents, and (ii) the consummation by the Issuer or any of the Guarantors of the transactions contemplated by the Transaction Documents, except (A) for such as have already been obtained or made prior to the Closing Date that are in full force and effect, (B) for those required in connection with the perfection of any security interest in or exercise of remedies in respect of any collateral securing the Notes, (C) pursuant to applicable federal and state securities laws, rules and regulations that are expressly contemplated by Section 13 or 15(d) of the Exchange Act and by the Registration Rights Agreement, or (D) for filings expressly contemplated or required by the Transaction Documents.

2.9

Collateral Documents. Upon execution and delivery, the Security Agreement will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the collateral described therein. The Issuer and the Guarantors collectively own, have rights in or have the power and authority to grant the liens contemplated by the Security Agreement in the Collateral (as defined in the Indenture) securing the Notes, free and clear of any liens other than the Permitted Liens.

2.10

SEC Reporting. The Issuer has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”) from January 1, 2025 to the date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports.

2.11

Nasdaq Compliance. The Issuer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. No approval of the stockholders of the Issuer under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Listing Rules) is required to issue and deliver the Notes to the Note Purchasers.

2.12

Legal Proceedings. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Issuer, threatened, against the Issuer that would reasonably be expected to impede the consummation of the Private Placement.

2.13

Capitalization. The Issuer is authorized under its amended and restated certificate of incorporation (the “Certificate of Incorporation”) to issue 53,333,333 shares of Stock. The Issuer’s disclosure of its issued and outstanding capital stock in its most recent SEC

Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of the Issuer’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Issuer of any securities of the Issuer. Except for the Recapitalization Transactions (including, for the avoidance of doubt, the Private Placement contemplated hereunder) and the consummation of any other transactions occurring simultaneously on or about the Closing Date in relation to the Recapitalization, the 5,000 shares of Stock to be delivered to Neumedicines Inc. contingent upon certain terms of that certain Asset Purchase Agreement with Neumedicines Inc. dated as of November 24, 2020, shares of Stock issued or issuable under the Issuer’s employee stock purchase plan and options, restricted stock or restricted stock units granted or that may be granted under Issuer stock-based compensation plans that are described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Issuer is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the Issuer’s SEC Reports. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Issuer and any of the securityholders of the Issuer relating to the securities of the Issuer held by them. No person has the right to require the Issuer to register any securities of the Issuer under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Issuer for its own account or for the account of any other person, other than pursuant to that certain registration rights agreement dated December 5, 2022, those certain registration rights agreements dated May 13, 2024 and any registration rights agreements entered into in connection with the Recapitalization Transactions. The Issuer does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Issuer upon the occurrence of certain events.

2.14	Private Placement. The Issuer acknowledges that the terms of the Private Placement have been mutually negotiated between the parties.

2.15

Solvency. Upon the consummation of the Recapitalization Transactions, the Company will be Solvent. “Solvent” means with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date of determination; and (c) such Person has not incurred and does not intend to incur, or believe (not should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become absolute and matured. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20).

2.16

Investment Company. The Issuer is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.17

FIRPTA. The Issuer has never been, and expects not to be in the current taxable year or in the foreseeable future, a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

2.18	Earnings and Profits. The Issuer does not expect to have any current or accumulated earnings and profits from operations for its current taxable year.

2.19

Other Representations and Warranties. The representations and warranties of the Issuer made in Section 4 the Amended Credit Agreement, shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of the Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, as of the Closing Date, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.

3.

Representations and Warranties of the Note Purchasers. The Note Purchasers hereby represent and warrant to and covenant with the Issuer, severally and not jointly, as of the date of this Agreement and as of the Closing Date, that:

3.1

Each Note Purchaser is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.

3.2

Each Note Purchaser has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to enter into this Agreement and perform all obligations required to be performed by the Note Purchasers hereunder.

3.3

This Agreement, when executed and delivered, has been duly authorized, executed and delivered by each Note Purchaser and constitutes the valid and binding obligation of the Note Purchasers, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If a Note Purchaser is executing this Agreement on behalf of an account, (i) the Note Purchaser has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each account to the terms of this Agreement and (ii) Exhibit A is a true, correct and complete list of (A) the name of each Note Purchaser (and, if applicable, each Note Purchaser’s account), and (B) each Note Purchaser’s (and, if applicable, each Note Purchaser’s account’s) principal amount of Notes to be purchased.

3.4

Participation in the Private Placement will not contravene (1) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Note Purchasers or any investment guideline or restriction applicable to the Note Purchasers, (2) the charter or bylaws (or equivalent organizational documents) of the Note Purchasers or (3) any agreement or instrument to which any Note Purchaser is a party or by which the Note Purchasers or any of their respective assets are bound.

3.5

Each Note Purchaser is a resident of the jurisdiction set forth in Exhibit A and, unless otherwise set out in Exhibit A, is not acquiring the Notes as a nominee or agent or otherwise for any other person.

3.6

Each Note Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which each Note Purchaser acquires, pursuant to the Private Placement, or sells Securities and will obtain any consent, approval or permission required for such acquisitions or sales under the laws and regulations of any jurisdiction to which each Note Purchaser is subject or in which each Note Purchaser makes such acquisitions or sales, and the Issuer and/or any of the Guarantors shall not have any responsibility therefor.

3.7

The Note Purchasers have received a copy of the Transaction Documents. The Note Purchasers acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Private Placement or the Issuer or any Guarantor, other than as contained in this Agreement or the Transaction Documents; and (2) the Issuer and the Guarantors do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Note Purchasers.

3.8

Each Note Purchaser understands and accepts that acquiring the Securities involves risks. Each Note Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Note Purchasers are capable of evaluating the merits and risks of the Private Placement and an investment in the Securities. With the assistance of its own professional advisors (to the extent the Note Purchasers have deemed appropriate), each Note Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of the Private Placement and this Agreement. Each Note Purchaser has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and each Note Purchaser is able to bear the risks associated with an investment in the Securities. Each Note Purchaser understands that it should consult with its own tax advisors in order to determine the U.S. federal, state and local tax consequences of the Private Placement as well as the ownership and disposition of the Securities.

3.9

Each Note Purchaser confirms that it is not relying on any communication (written or oral) of the Issuer or any of the Issuer’s agents or affiliates as investment advice or as a recommendation to participate in the Private Placement and receive the Securities pursuant to the terms hereof. Each Note Purchaser confirms that it has read the Indenture relating to the Securities and has not relied on any statement (written or oral) of the Issuer or any of its affiliates as to the terms of the Securities. It is understood that information provided in the Transaction Documents, or by the Issuer or any of the Issuer’s agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Private Placement, and that none of the Issuer or any of the Issuer’s agents or affiliates is acting or has acted as an advisor to the Note Purchasers in deciding whether to participate in the Private Placement.

3.10

Each Note Purchaser confirms that the Issuer has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (2) made any representation to the Note Purchasers regarding the legality of an investment in the Securities under applicable investment guidelines, laws or regulations. In deciding to participate in the Private Placement, the Note Purchasers are not relying on the advice or recommendations of the Issuer, and each Note Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Note Purchaser.

3.11

Each Note Purchaser is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Securities. Each Note Purchaser is familiar with the business and financial condition and operations of the Issuer and the Guarantors and has conducted its own investigation of the Issuer and the Guarantors and the Securities and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. Each Note Purchaser has had access to the Issuer’s filings with the Securities and Exchange Commission and such other information concerning the Issuer and the Guarantors and the Securities as it deems necessary to enable it to make an informed investment decision concerning the Private Placement. Each Note Purchaser has been offered the opportunity to ask questions of the Issuer and its representatives and has received answers thereto as each Note Purchaser deems necessary to enable it to make an informed investment decision concerning the Private Placement and the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Note Purchaser or its advisors, or its representatives shall modify, amend or affect such Note Purchaser’s right to rely on the Issuer’s representations and warranties contained herein.

3.12

Each Note Purchaser understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of such investment.

3.13

Each Note Purchaser is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each Note Purchaser agrees to furnish any additional information reasonably requested by the Issuer or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws and all other applicable laws in connection with the Private Placement.

3.14

Each Note Purchaser is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Issuer and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer.

3.15

Each Note Purchaser is acquiring the Securities solely for the Note Purchaser’s own beneficial account, or for an account with respect to which the relevant Note Purchaser exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities in violation of federal, state or other applicable securities laws. Each Note Purchaser understands that the offer and sale of the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the representations made by the relevant Note Purchaser in this Agreement.

3.16

Each Note Purchaser acknowledges that the terms of the Private Placement have been mutually negotiated between the relevant Note Purchaser, and the Issuer. The Note Purchasers were given a meaningful opportunity to negotiate the terms of the Private Placement.

3.17

Each Note Purchaser acknowledges and agrees that since the time such Note Purchaser was wall-crossed it has not, and prior to the Closing Date it will not, engage in any hedging transactions with respect to the Securities and that any hedging transactions that thereafter may be engaged in by it with respect to the Securities will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder and all other applicable laws.

3.18	Each Note Purchaser will, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Issuer, the Trustee to complete the Private Placement.

3.19

Each Note Purchaser understands that, unless the relevant Note Purchaser notifies the Issuer in writing to the contrary prior to the Closing Date, each of the Note Purchasers’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by the Note Purchasers.

3.20

Each Note Purchaser acknowledges that it had a sufficient amount of time to consider whether to participate in the Private Placement and that the Issuer has not placed any pressure on the relevant Note Purchaser to participate in the Private Placement. Each Note Purchaser acknowledges that it did not become aware of the Private Placement through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

3.21

The operations of the Note Purchasers have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act applicable to the Note Purchasers. Each Note Purchaser has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

3.22	Each Note Purchaser acknowledges and agrees that no public market exists for the Notes and that there is no assurance that a public market will ever develop for the Notes.

3.23

Each Note Purchaser acknowledges and understands that as of the date of this Agreement and as of the Closing Date, the Issuer may be in possession of material non-public information not known to the relevant Note Purchaser that may impact the value of the Securities (“Information”) that the Issuer has not disclosed to the Note Purchasers. Each Note Purchaser acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Private Placement. Each Note Purchaser understands, based on its experience, the disadvantage to which the relevant Note Purchaser is subject due to the disparity of information between the Issuer, on the one hand, and the Note Purchasers, on the other hand. Notwithstanding this, each Note Purchaser has deemed it appropriate to participate in the Private Placement. Each Note Purchaser agrees that the Issuer and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the relevant Note Purchaser or their respective beneficiaries whatsoever due to or in connection with the Issuer’s use or non-disclosure of the Information or otherwise as a result of the Private Placement, and each Note Purchaser hereby irrevocably waives any claim that it or any Note Purchaser might have based on the failure of the Issuer to disclose the Information.

3.24	Legends. Each Note Purchaser acknowledges that each Note will contain a legend substantially following the form attached to the Indenture.

3.25

Each Note Purchaser acknowledges and agrees that the Issuer, the Guarantors and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements contained herein. If, at any time prior to the Closing Date, any Note Purchaser becomes aware that any of its acknowledgements, representations, warranties and agreements made herein is no longer accurate, such Note Purchaser shall promptly notify, in writing, the Issuer. If any Note Purchaser is acquiring Securities as a fiduciary or agent for one or more investor accounts, it confirms and represents that it has sole investment discretion with respect to each such account and that it has been duly authorized to sign this Agreement and has full power to, and do, make the acknowledgements, representations, warranties and agreements made herein on behalf of such account and the provisions of this Agreement constitute legal, valid and binding obligations of it and any other person for whose account it is acting. Each Note Purchaser shall be deemed to have repeated such representations, warranties, agreements and acknowledgements as of the Closing Date. Each Note Purchaser acknowledges that the Issuer would not have introduced this investment opportunity to it without the execution and delivery of this Agreement, and the Issuer, each Guarantor and any person acting on their behalf are entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceedings, dispute or official inquiry with respect to the matters covered hereby.

3.26

Each Note Purchaser acknowledges and agrees that the Issuer may request from any Note Purchaser such additional information as the Issuer may deem reasonably necessary to evaluate its eligibility to acquire the Securities, and may request from time to time such information as the Issuer may deem reasonably necessary to determine its eligibility to hold the Securities or to enable the Issuer to determine the Issuer’s compliance with applicable regulatory requirements or tax status, and it shall provide such information as may reasonably be requested.

4.

Payment and Delivery; Closing. On the basis of the representations, warranties and agreements of the Note Purchasers herein contained, subject to the terms and conditions set forth in Section 3 hereof, the Issuer agrees to sell to each of the Note Purchasers, and each of the Note Purchasers, on the basis of the representations, warranties and agreements of the Issuer herein contained and for good and valuable consideration otherwise received, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of the Notes set forth opposite its name in Exhibit A hereto, at a purchase price equal to 100.000% of the aggregate principal amount thereof.

4.2

The Issuer will deliver, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor, the Notes to be offered and sold to the Note Purchasers (i) that are both accredited investors (as defined in Rule 501 of Regulation D under the Securities Act) and Qualified Institutional Buyers in the form of one or more global notes in registered form without interest coupons (the “Rule 144A Global Notes”) which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, for deposit and further credit and delivery to the accounts specified by the Note Purchasers. The Rule 144A Global Notes will include the legend regarding restrictions on transfer set forth in the form attached to the Indenture.

4.3

Payment for the Notes shall be made by the Note Purchasers in same day funds by wire transfer to a bank account previously specified to the Note Purchasers drawn to the order of the Issuer at 9:00 A.M. (New York time) on October 10, 2025 or at such other time thereafter as the Note Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery of the Notes to DTC; provided that the Closing Date cannot be later than October 15, 2025 (the “Cutoff Date”) without the prior written consent of the Issuer and the Note Purchasers. Each Note Purchaser shall only be severally liable for its proportion of any payment by the Note Purchasers as set forth in this Agreement. Any liability of the Note Purchasers under this Agreement shall be several and not joint.

5.

Conditions to Obligations of the Note Purchasers and the Issuer. The obligations of the Issuer to deliver the Securities are subject to the satisfaction at or prior to the Closing Date of the condition precedent that the representations and warranties of the Issuer on the one hand, and of the relevant Note Purchaser on the other contained in Sections 2 and 3, respectively, shall be true and correct as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made as of the Closing Date. The obligations of the Note Purchasers hereunder are subject to the satisfaction at or prior to the Closing Date of the conditions precedent that (i) the Issuer has satisfied its obligations under Section 6.4 with respect to any invoices received on or before the Closing Date by the Closing Date, (ii) the Note Purchasers shall have received a legal opinion of Sidley Austin LLP in form and substance reasonably satisfactory to the Note Purchasers pursuant to Section 6.5, (iii) the Company shall not have breached any of the covenants contained in Section 6, (iv) the Company shall not have received any objections from the Nasdaq Stock Market regarding its Listing of Additional Shares notification form covering the Underlying Shares and the Warrant Shares and (v) all Recapitalization Transactions shall have occurred or are occurring concurrently with this Exchange on the Closing Date.

6.	Covenants and Acknowledgements of the Issuer.

6.1

The Issuer hereby agrees to publicly disclose at or prior to 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Private Placement as contemplated by this Agreement in a press release or through the filing of a Current Report on Form 8-K. The Issuer hereby acknowledges and agrees that as of the Release Time the Issuer will disclose all confidential information to the extent the Issuer believes such confidential information constitutes material non-public information that was communicated by the Issuer to the Note Purchasers in connection with the Private Placement, if any. For the avoidance of doubt, the Issuer may be aware of other material non-public information regarding the Issuer at the Closing Date that has not been communicated to the Note Purchasers. The Issuer will, no later than the first business day following the Closing Date, file a Current Report on Form 8-K publicly disclosing the closing of the Private Placement as contemplated by this Agreement. Prior to the filing of any Current Report on Form 8-K or publication of any press release, which in either case would include the name of any Note Purchaser or any affiliate thereof, the Issuer hereby agrees to provide such press release or Current Report on Form 8-K to the Note Purchasers at least one (1) day prior to publication or filing, as applicable, of such press release or Current Report on Form 8-K.

6.2

From and after the date hereof, the Issuer shall at all times reserve and keep available (free of pre-emptive or similar rights) from its authorized but unissued shares of Stock, solely for the purpose of effecting conversions of the Notes, such number of shares of Stock as shall from time to time be sufficient to effect the conversion in full of the Notes (without giving effect to any beneficial ownership caps contained in the Notes or any other restriction or limitation on exercise contained in the Notes) to the extent required by the Indenture; and if at any time the number of authorized but unissued shares of Stock shall not be sufficient to effect the conversion in full of the Notes (without giving effect to any beneficial ownership caps contained in the Notes or any other restriction or limitation on exercise contained in the Notes), the Issuer will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Stock to at least such number of shares as shall be sufficient for such purpose.

6.3	The Issuer agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or the Note Purchasers to be reasonably necessary to complete the Private Placement.

6.4

The Issuer covenants and agrees to promptly pay or reimburse the Note Purchasers upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Note Purchasers through the Closing Date in connection with the execution of this Agreement (including the reasonable and documented fees and the expenses and disbursements of no more than two counsels, which shall be Latham & Watkins LLP and Gibson, Dunn and Crutcher LLP (“GDC”), provided that the fees and the expenses and disbursements of GDC, when taken together with their fees and the expenses and disbursements in connection with the execution of the Exchange, shall be limited to reasonable and documented fees and expenses and disbursements not exceeding $50,000). The provisions of this Section 6.4 shall survive the termination of this Agreement.

6.5	On the Closing Date the Issuer shall deliver to the Note Purchasers a legal opinion of Sidley Austin LLP in form and substance reasonably satisfactory to the Note Purchasers.

7.

Covenant of the Note Purchasers. No later than one (1) business day after the date hereof, each Note Purchaser agrees to deliver settlement instructions (for itself and, if applicable, on behalf of each account) to the Issuer substantially in the form of Exhibit C.

8.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, their affiliates and their respective successors.

10.

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or the Note Purchasers without the prior written consent of the other party.

11.

Withholding; Required Tax Forms. Each Note Purchaser shall deliver to the Issuer, at least one (1) business day prior to the Closing Date, an accurately completed and duly executed IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form). Each Note Purchaser acknowledges that, if the relevant Note Purchaser (i) is a “United States person” (as defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), then the Issuer must be provided with a correct taxpayer identification number (generally, a person’s social security number or federal employer identification number) or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code) (a “Non-U.S. Holder”), then the Issuer must be provided with an accurately completed and duly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable (or any successor form), establishing an exemption from or a reduction in U.S. federal withholding on interest or original issue discount. Each Note Purchaser further acknowledges that any Note Purchaser may be subject to 30% U.S. federal withholding on certain payments or deliveries made to such Note Purchaser attributable to accrued and unpaid interest or original issue discount or 24% U.S. federal backup withholding on certain payments or deliveries made to such Note Purchaser unless such Note Purchaser properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, the relevant Note Purchaser hereby represents that it is able to receive any consideration payable hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. federal withholding tax that may apply to payments of interest and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the relevant Note Purchaser fulfils the requirements of “portfolio interest exemption” as indicated in Exhibit B hereto). Any forms required to be delivered to the Issuer pursuant to this Section 11 shall be delivered in accordance with Section 19; provided that such communication shall be made via electronic mail.

12.

Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE NOTE PURCHASERS (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14.

Submission to Jurisdiction. Each of the Issuer, the Guarantors and the Note Purchasers (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Issuer, the Guarantors and the Note Purchasers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.

Venue. Each of the Issuer, the Guarantors and the Note Purchasers irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 14. Each of the Issuer, the Guarantors and the Note Purchasers irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.

Service of Process. Each of the Issuer, the Guarantor and the Note Purchasers irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

17.	Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.

Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise and including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement (whether executed manually or by way of a digital signature as described herein this Section 18) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

19.

Notices. All notices and other communications to the Issuer provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses or pursuant to the following email addresses, or, in the case of the Note Purchasers, the address provided in Exhibit A (or such other address as either party shall have specified by notice in writing to the other):

If to the Issuer:	Karyopharm Therapeutics Inc. 85 Wells Avenue, Suite 210, Newton, MA 02459 Attention: Chief Financial Officer and General Counsel Email: [***][***]

20.

Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

21.

Notification of Changes. After the date of this Agreement until the Closing Date, each of the Issuer and the Note Purchasers hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing Date that would cause any representation, warranty, or covenant of the Issuer or the relevant Note Purchaser, as the case may be, contained in this Agreement to be false or incorrect in any material respect.

22.

Severability. If any term or provision (in whole or in part) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.

Survival. The representations and warranties of the Issuer and the Note Purchasers contained in this Agreement, and the provisions of Section 6.4, shall survive the consummation of the transactions contemplated hereby.

24.

Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Issuer and the Note Purchasers in writing or (b) by either the Issuer or the Note Purchasers if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Private Placement has not occurred on or before the Cutoff Date without liability of either the Issuer or the Note Purchasers, as the case may be; provided that neither the Issuer nor the Note Purchasers shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Issuer or the Note Purchasers, as the case may be, to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this agreement will become void and of no further force and effect.

25.	Tax Treatment.

(a)

It is intended that, for federal income tax purposes: (i) the Notes will be treated as indebtedness (and not as equity or a “contingent payment debt instrument” governed by Section 1.1275-4 of Treasury Regulations); (ii) any payments of cash or PIK Interest (as defined in the Indenture) under the Notes will not constitute “contingent interest” for purposes of Section 871(h)(4) of the Internal Revenue Code (or dividends or deemed dividends for U.S. tax purposes); (iii) any physical settlement of a Note will be treated as a tax-free transaction; and (iv) no payment under the Notes will give rise to any deemed or constructive distribution or dividend.

(b)

The parties hereto agree to report all income tax matters with respect to the Notes consistent with this Section 25 and shall not take any action or file any tax return, report or declaration inconsistent herewith unless required to do so by a change in applicable requirements of law or by a tax authority following an audit or examination.

(c)

Prior to making any tax reporting (e.g., IRS Form 8937, OID reporting and issue price reporting) or undertaking a change of control or similar transaction, in each case, that may impact the tax treatment of the investors regarding the exchange and the ownership and disposition of the Notes, the Company will give prior notice to, and consider in good faith any input from, the Note Purchasers, provided that the Company shall not be responsible for undertaking any tax analysis regarding the potential impact of any such tax reporting, change of control or similar transaction on the Investor or on behalf thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND, LTD. By Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By	/s/ Jonathan Segal
Name: Jonathan Segal Title: Managing Director, Co-CIO Legal Name:

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P. By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By	/s/ Jonathan Segal
Name: Jonathan Segal Title: Managing Director, Co-CIO Legal Name:

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: 1992 Master Fund Co - Invest SPC- Series 4 Segregated Portfolio By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By	/s/ Jonathan Segal
Name: Jonathan Segal Title: Managing Director, Co-CIO Legal Name:

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: M.H. DAVIDSON & CO. By: M.H. Davidson & Co. GP, L.L.C., its general partner By: Davidson Kempner Liquid GP Topco LLC, its managing member

By	/s/ Gabriel T. Schwartz
Name: Gabriel T. Schwartz Title: Co-Deputy Executive Managing Member Legal Name: M.H. Davidson & Co.

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser:

DAVIDSON KEMPNER ARBITRAGE,

EQUITIES AND RELATIVE VALUE LP

By: Davidson Kempner Multi-Strategy GP

II LLC, its general partner

By: Davidson Kempner Liquid GP Topco

LLC, its managing member

By	/s/ Gabriel T. Schwartz
Name: Gabriel T. Schwartz Title: Co-Deputy Executive Managing Member Legal Name: Davidson Kempner Arbitrage, Equities and Relative Value LP

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: CPMF Situations I LLC By: Context Capital Management, LLC, Investment Adviser

By	/s/ Charles E. Carnegie
Name: Charles E. Carnegie Title: Managing Member Legal Name: Context Capital Management, LLC

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the Note Purchaser (for itself and, if applicable, on behalf of each account) has executed this Agreement as of the date first written above.

Legal Name of Executing Note Purchaser: HCR KARYOPHARM SPV, LLC

By	/s/ Clarke B. Futch
Name: Clarke B. Futch Title: Authorized Person

[Signature Page to Note Purchase Agreement]

ACCEPTED AND AGREED:

Karyopharm Therapeutics Inc.

By	/s/ Lori Macomber
Name: Lori Macomber Title: Chief Financial Officer

Exhibit A

Note Purchasers

Allocations

Note Purchaser	Notice Information	Principal Amount of Notes to be Purchased
Highbridge Tactical Credit Institutional Fund, Ltd.	[***]	$1,293,298

Highbridge Tactical Credit Master Fund, L.P.	[***]	$5,068,894

1992 Master Fund Co-Invest SPC for the account of Series 4 Segregated Portfolio	[***]	$208,597

M.H. Davidson & Co.	[***]	$163,757

Davidson Kempner Arbitrage, Equities and Relative Value LP	[***]	$5,351,496

CPMF Situations I LLC	[***]	$2,267,283

HCR KARYOPHARM SPV, LLC	[***]	$646,675

Total		$15,000,000

Exhibit B

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, a Note Purchaser (or account(s) of such Note Purchaser, if applicable) generally must provide such Note Purchaser’s (or account(s) of such Note Purchaser, if applicable) correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a Note Purchaser’s (or account(s) of such Note Purchaser, if applicable) employer identification number. If the correct TIN is not provided, the Note Purchaser (or account(s) of such Note Purchaser, if applicable) may be subject to penalties imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a Note Purchaser (or account(s) of such Note Purchaser, if applicable) is required to provide a TIN but does not have a TIN, the Note Purchaser (or account(s) of such Note Purchaser, if applicable) should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a “United States person” (as defined in Section 7701(a) of the Code) in order to avoid backup withholding. U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In certain circumstances, information returns may be filed with the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Note Purchasers (or account(s) of such Note Purchasers, if applicable) are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Note Purchasers (or account(s) of such Note Purchasers, if applicable) That Are Not U.S. Persons for U.S. Federal Income Tax Purposes).

Under U.S. federal income tax law, a Note Purchaser (or account(s) of such Note Purchaser, if applicable) that is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Note Purchaser (or account(s) of such Note Purchaser, if applicable) that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with providing the applicable IRS Form W-8BEN or W-8BEN-E) as set forth in Paragraph C below. However, if the Note Purchaser (or account(s) of such Note Purchaser, if applicable) is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Note Purchaser (or account(s) of such Note Purchaser, if applicable):

•	record ownership under Clause 1 of Paragraph C below.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause 1 of Paragraph C below,

•	the status in Clause 3 of Paragraph C below, and

•	the status in Clause 4 of Paragraph C below.

C.

The following representation will be provided as applied to the Note Purchaser (or account(s) of such Note Purchaser, if applicable) as well as the partners, members or beneficial owners claiming the portfolio interest exemption:

1.	It is the sole record and beneficial owner of the Notes in respect of which it is providing this certification.

2.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

3.	It is not a “10-percent shareholder” of the Issuer (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

4.	It is not a “controlled foreign corporation” (as such term is described in Section 881(c)(3)(C) of the Code) related to the Issuer (within the meaning of Section 864(d)(4) of the Code).

Exhibit C

NOTE PURCHASER SETTLEMENT DETAILS

These settlement instructions are to be delivered to the Issuer for each Note Purchaser no later than one (1) business day after the date of this Agreement.

Name of Note Purchaser:

Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker: